Exhibit 99.1

NANOMETRICS INCORPORATED	1550 Buckeye Drive	Milpitas CA 95035	Tel: 408.435.9600	Fax: 408.232.5910

News Release

Agency Contact:	Company Contact:
Bruce Hokanson	Douglas McCutcheon
Loomis Group	Nanometrics Incorporated
360.574.4000, 360.574.4447 fax	408.435.9600, 408.232.5910 fax
email: hokansonb@loomisgroup.com	email: dmccutcheon@nanometrics.com

Nanometrics Acquires Overlay Metrology Leader Soluris Inc.

MILPITAS, California, March 15, 2006 – Nanometrics Incorporated (Nasdaq: NANO), a leading supplier of advanced integrated and standalone metrology equipment to the semiconductor industry, today announced that it has acquired privately-held Soluris Inc., an overlay metrology company headquartered in Concord, Massachusetts. Total consideration to purchase all the outstanding stock and to retire all the outstanding debt of Soluris was $7.0 million in an all-cash transaction.

Soluris was formed in 2003 through a management buyout of certain optical and electron metrology assets of the Schlumberger Ltd. semiconductor group. Their flagship product, the IVS 155, is a leading tool for 200mm semiconductor overlay and CD measurement. Soluris’ overlay equipment has been in the market for more than 20 years, with an installed base of over 150 systems worldwide. Soluris also brings a compelling portfolio of intellectual property, including not only the overlay and CD measurement technology but also significant patents in the CD-SEM arena. Nanometrics’ acquisition of Soluris adds 37 employees in the U.S., Europe and Asia and is expected to contribute annual revenues of approximately $8 to $10 million.

Alain Bojarski, former CEO of Soluris, will continue to run the operation in Concord. Regarding the transaction, Mr. Bojarski stated, “I am thrilled that Nanometrics has acquired our exceptional team, technology and product portfolio. With leading customers in the semiconductor industry worldwide, the benefits derived from being part of a larger organization will contribute greatly to our products’ success. As we looked at the landscape of potential partners in the industry, we found the fit with Nanometrics to be ideal.”

“The acquisition of Soluris provides Nanometrics with superb optical and electron technology, a strong installed base of new customers, and an excellent team of individuals that we expect to make an outstanding contribution to our company,” added John Heaton, CEO of Nanometrics. “Soluris’ overlay position is well-established and provides consistent revenue and profits that we expect to be immediately accretive to our earnings per share.”

NANOMETRICS INCORPORATED	1550 Buckeye Drive	Milpitas CA 95035	Tel: 408.435.9600	Fax: 408.232.5910

About Nanometrics Incorporated

Nanometrics is a leader in the design, manufacture and marketing of high-performance process control metrology systems used in semiconductor manufacturing. Nanometrics metrology systems measure various thin film properties, critical circuit dimensions and layer-to-layer circuit alignment (overlay) during various steps of the manufacturing process, enabling semiconductor and integrated circuit manufacturers to improve yields, increase productivity and lower their manufacturing costs. Nanometrics maintains its headquarters in Milpitas, California, and sales and service offices worldwide. Nanometrics is traded on the Nasdaq National Market under the symbol NANO. Nanometrics’ website is: http://www.nanometrics.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, such as statements regarding the expected revenue contribution of the acquired company, the impact of the transaction on our operating results, including our earnings per share, and the impact the transaction will have on our market position and product portfolio. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. In any forward-looking statement in which we express an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the risk that the Soluris businesses will not be integrated successfully with our business; our ability to achieve the cost savings and cash earnings expected; costs related to the Merger; and other factors as set forth in our filings with the SEC, including our Annual Report on Form 10-K for its most recent fiscal year, especially in the Management Discussion and Analysis section, our most recent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. All forward-looking statements included in this communication are based on information available to us on the date hereof. We undertake no obligation (and expressly disclaims any such obligation) to update forward-looking statements made in this communication to reflect events or circumstances after the date of this communication or to update reasons why actual results could differ from those anticipated in such forward-looking statements.